Exhibit 10.23

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

[***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE

COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Dated November 4, 2020

Affimed GmbH

and

Artiva Biotherapeutics, Inc.

Strategic Collaboration Agreement

Table of Contents

1.	Definitions	3

2.	Preclinical Assessment	8

3.	Supply of Proprietary Compounds for Preclinical Assessment.	11

4.	Financial Provisions	11

5.	Intellectual Property	12

6.	Confidentiality	16

7.	Governance	18

8.	Representations and Warranties	20

9.	Indemnification / Limitation of Liability.	21

10.	Term and Termination	23

11.	General Provisions	25

Annex 1 Preclinical Assessment Plan – Template

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STRATEGIC COLLABORATION AGREEMENT

This Strategic Collaboration Agreement (Agreement) is made and entered into as of November 4, 2020 (the Effective Date) by and between Affimed GmbH, a German corporation having its principal office at Im Neuenheimer Feld 582, 69120 Heidelberg, Germany (Affimed) and Artiva Biotherapeutics, Inc. (Artiva), a US corporation having its principal office at, 4747 Executive Drive #1150, San Diego, CA 92121, USA (Artiva), (Affimed and Artiva each a Party and together the Parties).

PREAMBLE

WHEREAS, Affimed owns or controls certain rights in relation to its proprietary Innate Cell Engagers, including [***] (the Affimed Compound(s)) and Artiva owns or controls certain rights in relation to its proprietary allogeneic natural killer cell products, including AB-101 (the Artiva Cell Product(s));

WHEREAS, the Parties wish to establish an exclusive relationship to evaluate the therapeutic potential of combining their platform technologies with the goal of identifying one or more co-vialed Combination Products (as defined below) combining an Affimed Compound with an Artiva Cell Product, including preclinical assessments of such potential Combination Products; and

WHEREAS, the joint preclinical assessment activities of such Combination Products shall be based on a [***] sharing of costs, unless otherwise specified in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the Parties, intending to be legally bound, hereby agree as follows:

1.	Definitions

Capitalized terms used in this Agreement shall have the meanings as defined herein:

Affiliate shall mean, with respect to any person or entity, any other person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity. A person or entity shall be regarded as in control of another person or entity if it owns, or directly or indirectly controls, more than fifty percent (50%) of the voting stock or other ownership interest of the other person or entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other person or entity by any means whatsoever.

Affimed Compounds has the meaning set forth in the Preamble.

Affimed Improvement means any Foreground IP which (i) constitutes an improvement or enhancement to, or relates specifically to, Affimed’s Background IP, including the Affimed Compound(s) and its manufacture or use, and (ii) does not constitute an improvement to, nor relates specifically to, any Artiva Background IP.

Alliance Manager has the meaning set forth in Section 7.1.

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Applicable Law means any law or statute, any rule or regulation issued by a government authority (including courts and Regulatory Authorities), any GxP regulations or guidelines, applicable guidelines of the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use (“ICH”, in particular ICH Topic E8 (General Considerations for Clinical Trials)) as well as and any judicial, governmental, or administrative order, judgment, decree or ruling, in each case as applicable to the subject matter and the parties at issue.

Assessment Period means a [***] following the completion of all activities contemplated by a Preclinical Assessment Plan.

Artiva Cell Products has the meaning set forth in the Preamble.

Artiva Improvement means any Foreground IP which (i) constitutes an improvement or enhancement to, or relates specifically to, Artiva’s Background IP, including the Artiva Cell Product and its manufacture or use, and (ii) does not constitute an improvement to, nor relates specifically to, any Affimed Background IP.

Background IP means any IP or Know-how owned or Controlled by a Party which has been developed, conceived, first reduced to practice or rightfully acquired by a Party prior to the Effective Date hereof, or during the Term (but outside of the Parties’ collaboration hereunder).

Budget shall mean the budget attached to each Preclinical Assessment Plan.

[***]

Change of Control means, with respect to a Party to which this Agreement relates, (a) a merger, reorganization, consolidation or other transaction involving such Party and any entity that is not an Affiliate of such Party as of the Effective Date, which results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization, consolidation or other transaction, or (b) any entity that is not an Affiliate of such Party as of the Effective Date becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party, or (c) any entity that is not an Affiliate of such Party as of the Effective Date acquiring the power (whether through ownership interest, contractual right, or otherwise, including the result of any government action) to direct or cause the direction of the management and policies of such Party.

Combination Product means a pharmaceutical product created pursuant to a Preclinical Assessment Plan that combines an Affimed Compound and the Artiva Cell Product in one co-vialed, co-manufactured, or co-cryopreserved therapy.

Collaboration Targets means EGFR[***]

Confidential Information means all nonpublic information, data, documents, including Know-how and the subject-matter of any unpublished Invention, or any material, whether in written, oral, graphical, machine-readable or other form, whether or not marked as confidential, that is disclosed or made available under this Agreement or the

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Prior Confidentiality Agreement by the Disclosing Party to the Receiving Party. Subject to statutory disclosure requirements, the existence and contents of this Agreement shall constitute Confidential Information of either Party. The Affimed Improvements shall constitute Confidential Information of Affimed, and the Artiva Improvements shall constitute Confidential Information of Artiva. Joint IP that constitute Confidential Information shall constitute Confidential Information of both Parties and each Party shall have the right to use and disclose such Confidential Information consistent with Article 6.

Control means, with respect to any information, Know-how or Intellectual Property Right, possession by a Party of the ability to grant the right (whether by ownership, license or otherwise) to access or use, or to grant a license or a sublicense to, or to use such information, Know-how or Intellectual Property Right to the other Party as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

Development Candidate means a potential product candidate that combines an Affimed Compound and an Artiva Cell Product in one co-vialed or co-manufactured therapy, and which targets one Collaboration Target.

Costs means the actual costs and expenses incurred by a Party for any Preclinical Assessment, including, as applicable:

[***] All Costs will be budgeted and reported in USD. If actual costs and expenses incurred by a Party are in a different currency, the currency conversion will be calculated using the monthly average exchange rate of the month in which the costs or expenses were incurred, as published in the Wall Street Journal.

Disclosing Party has the meaning set forth in Section 6.1.

Effective Date is defined in the introductory paragraph to this Agreement.

EGFR means epidermal growth factor receptor.

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EMA means the European Medicines Agency, and any successor agency thereto.

FDA means the U.S. Food and Drug Administration, or any successor agency thereto.

Foreground IP means any IP or Know-how which is developed, conceived, first reduced to practice or rightfully acquired during the Term by a Party or its Affiliates alone, or by the Parties jointly, in each case as a result of the activities under this Agreement.

FTE means a full-time employee of a Party working over the course of a twelve (12) month period, or several employees of a Party collectively working the equivalent of such full-time employee. FTEs shall be calculated based on the time an employee of the Parties spends working on a billable effort as recorded by such Parties’ project time reporting system.

FTE Rate means the mutual annual rate per FTE of either Party as set forth in the Preclinical Assessment Plans.

Good Clinical Practice or GCP shall mean any and all laws, rules, regulations, guidelines and generally accepted standards and requirements regarding the ethical conduct of clinical trials promulgated or endorsed by a Regulatory Authority of competent jurisdiction, including the relevant regulations set forth in U.S. Code of Federal Regulations (CFR) Title 21, ICH GCP Guidelines E6(R2), current step 5 version, dated 14 June 2017, as amended from time to time, national legislation implementing European Community Directive 2001/20/EC of 4 April 2001 on the approximation of the laws, regulations and administrative provisions of the Member States relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use, European Community Directive 2005/28/EC of 8 April 2005 laying down principles and detailed guidelines for good clinical practice as regards to investigational medicinal products for human use and European Community Regulation 2014/536/EU dated 14 April 2014, as amended from time to time.

Good Laboratory Practice or GLP shall mean any and all laws, rules, regulations, guidelines and generally accepted standards and requirements regarding quality control for laboratories to ensure the consistency and reliability of results promulgated or endorsed by a Regulatory Authority of competent jurisdiction, including the relevant regulations set forth in CFR Title 21, national legislation implementing European Community Directive 2004/9/EC of 11 February 2004 on the inspection and verification of good laboratory practice (GLP) as amended and European Community Directive 2004/10/EC of 11 February 2004 on the harmonization of laws, regulations and administrative provisions relating to the application of the principles of good laboratory practice and the verification of their applications for tests on chemical substances as amended, OECD Series on Principles of Good Laboratory Practice and Compliance Monitoring.

Good Manufacturing Practice or GMP shall mean any and all laws, rules, regulations, guidelines and generally accepted standards and requirements regarding the quality control and manufacturing of pharmaceutical products promulgated or endorsed by a Regulatory Authority of competent jurisdiction, including the relevant regulations set

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forth in CFR Title 21, ICH GMP Guidelines Q7, current step 5 version, dated 10 November 2000, as amended from time to time, national legislation implementing European Community Directive 91/356/EEC of 13 June 1991 laying down the principles and guidelines of good manufacturing practice for medicinal products for human use as amended by European Community Directives 2003/94/EC, the Rules Governing Medicinal Products in the European Community, Volume 4, including annexes.

GxP means GCP, GLP or GMP or any combination thereof, as applicable.

IND means an Investigational New Drug application filed with the FDA, a Clinical Trial Application filed with the EMA or any equivalent in any country where a regulatory filing is required or obtained for commencement of human clinical trials of a pharmaceutical product.

Infringement Proceeding has the meaning set forth in Section 5.7.4.

Innate Cell Engager means an engineered protein with a non-natural immunoglobulin (e.g. IgA, D, E, G or M) structure designed to engage with a target on the surface of an immune effector cell (e.g. NK cells and macrophages) and a specific target on a tumor cell.

Intellectual Property Rights or IP means, with respect to any technology, all existing and future intellectual property rights (but excluding any Know-How) relating to such technology, including all Patent Rights as well as legally protected trade secrets, copyrights and other intellectual property rights of any kind.

Joint IP has the meaning set forth in Section 5.2.

Joint Patent Rights has the meaning set forth in Section 5.5.

Know-How means any data, results, information, know-how, trade secrets, techniques, methods, processes, protocols, inventions, modifications, designs or materials of any type or kind, patentable or otherwise, but excluding any of the foregoing to the extent claimed by any issued Patent Right.

Lead IP Party has the meaning set forth in Section 5.5.

Losses has the meaning set forth in Section 9.2.1.

Negotiation Period means a [***] following the Option Period.

Option Period means a [***] following the Assessment Period.

Patent Right means (a) all patent applications filed or having legal force in any country or jurisdiction, including all provisional patent applications; (b) all patents that have issued or in the future will be issued from such applications, including method, process, utility, model and design patents and certificates of invention; and (c) all divisionals, continuations, continuations in part, supplement protection certificates, reissues, re-examinations, renewals, extensions or additions to any such patent application and patents.

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Preclinical Assessment means any and all research, development, and manufacturing activities undertaken by or on behalf of either Party with respect to a Development Candidate pursuant to a Preclinical Assessment Plan. These activities may include studies to compare the activity of individual and combined product candidates using in vitro and in vivo assays; studies to identify methods of most effectively generating Combination Products from the Development Candidates; and other activities to be set forth in the Preclinical Assessment Plan for each Development Candidate in order for the Parties to jointly determine whether to proceed with further Development of one or more of the Development Candidates. The allocation of responsibility for any Preclinical Assessment activities and costs to either Party shall be set forth in the applicable Preclinical Assessment Plans.

Preclinical Assessment Plan means a written research plan agreed between the Parties which describes and allocates responsibilities for the Preclinical Assessment work to be performed by each Party in relation to a Development Candidate, as well as the Budgets, costs, timelines, allocation of FTEs and other relevant items agreed between the Parties. A template Preclinical Assessment Plan is attached hereto as Annex 1.

Prior Confidentiality Agreement means the Mutual Confidentiality Agreement by and between the Parties, dated [***].

Proprietary Compound means any Affimed Compound and/or any Artiva Cell Product, as applicable. For clarity, the term Proprietary Compound does not include any Combination Product or Development Candidate.

Receiving Party has the meaning set forth in Section 6.1.

Regulatory Authority means any federal, national, multinational, state, county, city, provincial, or local regulatory agency, department, bureau or other governmental entity with authority over the marketing, commercialization, manufacture or sale of a pharmaceutical product in a country or jurisdiction, including the FDA in the United States and the EMA in the EU.

Steering Committee has the meaning set forth in Section 7.2.

Subcontractor(s) has the meaning set forth in Section 11.5.

Term shall have the meaning set forth in Section 10.1.

Third Party means any person or entity other than the Parties and their Affiliates.

2.	Preclinical Assessment

2.1

Preclinical Assessment. Subject to the terms and conditions of this Agreement, the Parties shall conduct Preclinical Assessments of one or more Development Candidates as set forth in a Preclinical Assessment Plan for each Development Candidate.

2.2	Preclinical Assessment Plans. The details of the Preclinical Assessment activities for each Development Candidate and the allocation of the costs and

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responsibility for any Preclinical Assessment activity to either Party shall be set forth in each Preclinical Assessment Plan. Within [***] following the Effective Date, the Parties shall, via the Steering Committee, prepare and agree on the Preclinical Assessment Plans with respect to [***]. The Parties may agree to develop a Preclinical Assessment Plan for a third Development Candidate (involving a suitable Affimed Compound nominated by Affimed and agreed to by the Steering Committee), within [***] after the Effective Date. Additional Preclinical Assessments may be added during the Term of this Agreement upon the recommendation of the Steering Committee and through a written amendment to this Agreement. The Steering Committee shall regularly review the Preclinical Assessment Plans in order to amend or update the Preclinical Assessment Plans as necessary. Furthermore, each Party may recommend changes to the Preclinical Assessment Plans at any time; provided, however, that such changes shall be effective only upon approval by the Steering Committee (as documented in written minutes of the Steering Committee), and upon notice to each Party’s respective Alliance Manager and Legal Department. Each Party shall use commercially reasonable efforts to conduct its respective obligations set forth in the Preclinical Assessment Plans. Each Party shall perform, and shall ensure that its applicable Affiliates and Third Party contractors perform, its obligations under the Preclinical Assessment Plans in accordance with high scientific and professional standards, and in compliance with all material respects within the requirements of Applicable Laws, including GxP. Prior to the expiration of the [***]

2.3

Results and Reporting. Each Party shall keep the other Party fully informed as to its progress, results (including the development of any technology or inventions), status and plans in connection with its activities under each Preclinical Assessment Plan. Such information shall be given by periodic, informal oral reports among the representatives of the Parties as well as formal reports to the Steering Committee in intervals and a format to be agreed by the Steering Committee.

2.4

Maintenance of Records. Each Party shall maintain records of the activities conducted by or on behalf of such Party under the Preclinical Assessment Plan, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall reflect the work done and the results achieved in the performance of the Preclinical Assessment Plan in a reasonable level of detail customary for companies engaged in biopharmaceutical research. Upon request, each Party shall make such records available to the other Party.

2.5

Completion of Preclinical Assessments, Assessment Period, and Option to Pursue Further Development. Upon completion of the activities set forth in a Preclinical Assessment, the Parties shall use the [***] Assessment Period to discuss and decide in good faith whether additional preclinical assessment activities are required with respect to a Development Candidate, in which case the Parties shall agree on an amendment to the Preclinical Assessment Plan to add such additional activities, or whether the Preclinical

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Assessment Plan activities for that Development Candidate have been completed, in which case the Parties shall work together to draft a report for review by the senior leadership of the Parties, to be completed within the Assessment Period. Upon the conclusion of the Assessment Period, the Parties [***] to pursue further development of such Development Candidate under a separate agreement to be negotiated in good faith based on the general commercial terms [***]

2.6

Materials Transfer. In furtherance of Preclinical Assessment, each Party may provide to the other Party chemical compounds or biological materials controlled by the supplying Party (collectively, the Materials) for use by the other Party in conducting the Preclinical Assessment for which such other Party is responsible. Except as otherwise expressly provided under this Agreement, all such Materials delivered to the other Party will remain the sole property of the supplying Party, will be used only in accordance with the Preclinical Assessment and the terms and conditions of this Agreement, will not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying Party, and will be used in compliance with all applicable Laws. The Materials supplied under this Agreement must be used with prudence and appropriate caution in any experimental work because not all of their characteristics may be known. Except as expressly set forth in this Agreement, THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

2.7

Exclusivity. From the Effective Date, and for a period of [***] from [***], neither Party nor its Affiliates will engage in development and/or commercialization of any co-vialed, co-manufactured or co-cryopreserved combination product containing [***], except as set forth in this Agreement. [***]. In addition, in the event that the Parties agree upon Preclinical Assessment Plans for additional Development Candidates during the Term, then until the completion of such Preclinical Assessment Plans and any associated Assessment, Option, or Negotiation Periods, neither Party nor its Affiliates will engage in development and/or commercialization of any co-vialed, co-manufactured or co-cryopreserved combination product

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[***]. For clarity, nothing in this Agreement shall prohibit either Party from developing any monotherapies (including monotherapies based on its Proprietary Compound). [***].

3.	Supply of Proprietary Compounds for Preclinical Assessment.

3.1

Manufacturing and Supply of Proprietary Compounds. Each Party agrees to manufacture and supply to the other Party, or procure the manufacturing and supply of, such volumes of its Proprietary Compound reasonably required by the other Party for the Preclinical Assessment Plans. Such supply will be performed [***], unless otherwise agreed by the Steering Committee. Further details of the supply timing and volumes shall be agreed by the Steering Committee.

4.	Financial Provisions

4.1	Costs. Except as otherwise specified in this Agreement, all Costs incurred by the Parties in the performance of a Preclinical Assessment Plan shall be shared [***] between the Parties.

4.2

Control of Costs. The Parties shall only be entitled to incur Costs which are either (i) set forth in the applicable Preclinical Assessment Plan or (ii) have been agreed and approved in advance by the Steering Committee. The Steering Committee shall review, on at least a quarterly basis, the actual Costs against the Budget agreed under the Preclinical Assessment Plan. If either Party reasonably considers that it is likely to exceed the Budget of any Costs set forth in the applicable Preclinical Assessment Plan or approved by the Steering Committee, it shall promptly notify the Steering Committee thereof and shall provide such Steering Committee with details of the additional Costs that it expects to incur and the reason for such increase. The Steering Committee shall then review the information submitted and may, if appropriate, amend the affected Preclinical Assessment Plan to permit such overrun or to reduce such activities such that no overrun is expected. If the Steering Committee does not approve the additional Costs, the requesting Party shall have the right to incur such costs on its own behalf (so that the relevant costs items will not form part of the shared Costs mechanism agreed hereunder). However, if the Budget overrun is due to a delay or an advance in timing as to the planned activities, which activities are in accordance with the relevant Preclinical Assessment Plan, [***]

4.3

Reporting and Reconciliation of Costs. Within [***] after the end of every calendar quarter, each Party shall deliver to the Steering Committee a written report showing in reasonable detail the Costs that it has incurred during

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such calendar quarter. Such report shall be in such form as the Steering Committee may reasonably agree from time to time. Within [***] of the receipt of both Parties’ Costs reports, the Steering Committee (or the Party appointed by the Steering Committee) shall provide to each Party one consolidated financial report for the Costs in accordance with U.S. GAAP and Applicable Law. The Steering Committee shall review such reports and shall determine any reconciliation amount due by one Party to the other for such calendar quarter to reflect the [***]. [***]

4.4

Records. Each Party shall maintain records, in sufficient detail, which shall be complete and accurate and shall fully and properly reflect all Costs incurred by such Party. Upon reasonable request, each Party shall make such records available to the other Party to verify the accuracy of the Costs reported by such Party.

4.5

Value Added Tax. All payments between the Parties under this Agreement are exclusive of any applicable statutory value added tax or similar tax, if any, which shall be listed separately in the relevant invoice. If any such taxes are payable due to any supplies or services rendered under this Agreement and to the extent such taxes are to be paid by the Party providing the supply or service to the competent tax authorities, the receiving Party shall pay an amount equal to such taxes to the providing Party upon receipt of a valid invoice allowing for recovery of such taxes.

4.6

Withholding Taxes. If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments to be made under this Agreement, the Party owing such payment shall make such withholding payments as required and subtract such withholding payments from the payments to be made hereunder. The Party making such payment shall promptly deliver to the other Party proof of payment of all such taxes together with copies of all communications from or with such governmental authority with respect thereto, and shall provide such other information and documents as the other Party may reasonably request in connection such Party’s efforts to claim the tax benefits associated with such payments. The Parties shall use reasonable efforts to minimize any such withholding taxes.

5.	Intellectual Property

5.1	Background IP. Nothing in this Agreement shall affect the ownership of either Party’s Background IP or imply any license to a Party’s Background IP unless granted expressly.

5.2	Foreground IP.

5.2.1

All right, title and interest in all Affimed Improvements shall be owned by Affimed, irrespective of whose Party’s employees or contractors have made or developed the relevant Affimed Improvement. Artiva hereby

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assigns and transfers to Affimed all of Artiva’ right, title and interest therein and thereto.

5.2.2

All right, title and interest in all Artiva Improvements shall be owned by Artiva, irrespective of whose Party’s employees or contractors have made or developed the relevant Artiva Improvement. Affimed hereby assigns and transfers to Artiva all of Affimed’s right, title and interest therein and thereto.

5.2.3

Except as otherwise provided in Sections 5.2.1 and 5.2.2 above, all rights, title and interest in and to any Foreground IP generated in the performance of any activities made under the Preclinical Assessment Plan shall be co-owned by Affimed and Artiva in equal shares (Joint IP); provided that the Parties shall agree to a commercially reasonable royalty or other compensation payable to the other Party for such Joint IP prior to either Party using, exploiting or licensing such Joint IP, in addition to the limitations set forth in Section 5.1 and Section 5.7 with respect to enforcement of Foreground IP. To the extent any rights in such Joint IP cannot be assigned for co-ownership to the respective other Party under Applicable Law, the inventing Party shall grant to the other Party a free-of-charge, perpetual, irrevocable, worldwide, royalty-free, non-exclusive, transferable license, with the right to sublicense through multiple tiers, to practice such non-assignable rights in any manner for any purpose. Each Party agrees to execute all papers and otherwise agrees to assist the other Party as reasonably required, to perfect in the other Party the rights, title and other interests owned by such Party under this Section and Intellectual Property Rights relating thereto, as applicable.

5.3	Licenses.

5.3.1

License to Artiva. Affimed hereby grants to Artiva a non-exclusive, worldwide, royalty-free, non-transferable, non-sub-licensable (other than to Artiva’s Affiliates and Subcontractors) license under its Background IP and any Affimed Improvements during the Term solely to the extent required or useful for Artiva to perform its research obligations under this Agreement.

5.3.2

License to Affimed. Artiva hereby grants to Affimed a non-exclusive, royalty-free, non-transferable, non-sub-licensable (other than to Affimed’s Affiliates and Subcontractors) license under its Background IP and any Artiva Improvements during the Term solely to the extent required or useful for Affimed to perform its research obligations in Europe and/or in the United States under this Agreement.

5.4	No Further Rights. This Agreement shall not be construed to convey any right or license to either Party except as specifically stipulated in this Agreement.

5.5	Prosecution and Maintenance of Patent Rights.

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5.5.1	Affimed shall have the sole right (but not the obligation) to prepare, file, prosecute and defend any Patent Rights covering its Background IP and/or any Affimed Improvement.

5.5.2	Artiva shall have the sole right (but not the obligation) to prepare, file, prosecute and defend any Patent Rights covering its Background IP and/or any Artiva Improvement.

5.5.3

The Steering Committee shall designate one Party (the Lead IP Party) that is responsible for and shall control the preparation, filing, prosecution, grant, maintenance and defense of all Patent Rights relating to any Joint IP (Joint Patent Rights) subject to the following requirements:

(i)

Prior to filing any application for any Joint Patent Right, the Lead IP Party shall provide the other Party with the draft application as well as any material information in connection with such draft application (including copies of material correspondence from any external patent attorneys and agents pertaining thereto).

(ii)

The other Party shall review the draft application and discuss any concerns in relation to the draft application with the Lead IP Party. The Lead IP Party shall only be entitled to file any application for any Joint Patent Right after the relevant application has been approved in writing by the other Party (such approval not to be unreasonably withheld or delayed). Any such filing shall be made in both Parties’ name, unless otherwise agreed between the Parties.

(iii)

Following any filing of any application for any such Joint Patent Right, the Lead IP Party shall keep the other Party informed of all material developments in relation to such Joint Patent Right, including any potential material correspondence from patent/intellectual property offices or any opposition or other claims of any Third Party with respect of such Joint Patent Right. Any material submission by the Lead IP Party to any patent/intellectual property offices in relation to such Joint Patent Right shall require the other Party’s prior written consent (which shall not be unreasonably withheld or delayed).

(iv)

The Parties shall seek to act timely in their review and approval of any matter under this Section 5.5.3 in order to allow the Lead IP Party to comply with relevant filing deadlines or similar time limitations.

(v)	Subject to subsection (vi) below, the Parties shall [***] associated with the filing and maintenance of any application for a Joint Patent Right.

(vi)

If a Party wishes to discontinue the prosecution and maintenance [***] of a Joint Patent Right (in one or more countries), it shall provide reasonable prior written notice thereof to the other Party (which notice shall, to the extent

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possible, be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Joint Patent Right in the relevant patent office). In such event, at the other Party’s election, the other Party may continue such prosecution and maintenance at its sole discretion and cost in such country(ies). In such event, the discontinuing Party shall execute in a timely manner and at the continuing Party’s reasonable expense an assignment of such Joint Patent Right to the continuing Party (in such country or all countries, as applicable) and any additional documents as may be necessary to allow the continuing Party to prosecute and maintain such Joint Patent Right. Any Joint Patent Right so assigned shall thereafter be owned solely by the continuing Party, shall no longer be considered jointly owned, and the discontinuing Party shall have a perpetual, non-exclusive, royalty-free, non-transferable, non-sub-licensable license to practice under such Joint Patent Right in the applicable country or countries. [***]

5.6

Inventor Compensation. Each Party shall be responsible for payment of any consideration which it is required to pay to its employees or independent consultants or Subcontractors as compensation for the assignment of rights to any Foreground IP according to the legal provisions applicable in the relevant country and/or a contractual obligation.

5.7	Enforcement.

5.7.1	Affimed shall have the sole right (but not the obligation) to enforce any Patent Rights covering its Background IP and/or any Affimed Improvement.

5.7.2	Artiva shall have the sole right (but not the obligation) to enforce any Patent Rights covering its Background IP and/or any Artiva Improvement.

5.7.3

If a Party becomes aware of any actual or suspected infringement or unauthorized use by a Third Party of any Joint IP, then such Party shall promptly notify the other Party, through the Steering Committee, in writing of all the relevant facts and circumstances in connection with such infringement or unauthorized use known to that Party and shall provide the other Party with all available evidence supporting such infringement or unauthorized use.

5.7.4

The Steering Committee shall determine any required or desirable action to any such Third Party infringement of Joint IP, which action shall be then be implemented by the Lead IP Party (Infringement Proceeding). [***] associated with any such joint Infringement Proceeding, unless otherwise agreed in writing. The Parties shall also share

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[***] any damages, royalties, settlement fees or other consideration resulting from any such joint Infringement Proceedings, unless otherwise agreed in writing.

5.7.5

The Lead IP Party shall keep the other Party informed of the status of any such joint Infringement Proceedings and, upon request, shall (to the extent permitted under Applicable Law) provide the other Party, with copies of all documents filed in, and all material written communications between the parties relating to, such Infringement Proceeding. Upon request of the Lead IP Party, the other Party shall give the Lead Party all reasonable assistance in any such Infringement Proceeding.

5.7.6	No settlement shall be entered into by the Lead IP Party without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed).

5.7.7	All monies or other recoveries awarded to the Lead IP Party as part of any Infringement Proceeding or any settlement thereof shall be [***]

5.7.8

If the Parties do not agree to initiating such an Infringement Proceeding, [***] Neither Party shall enter into any settlement of any enforcement action under this Section 5.7.8 without the prior written consent of the other Party, such consent not to be unreasonably withheld.

6.	Confidentiality

6.1

Confidentiality and Restricted Use. Each Party (Receiving Party) shall protect the Confidential Information of the other Party (Disclosing Party) from unauthorized use or disclosure and use at least the same standard of care as it uses to protect its own Confidential Information and to make sure that its and its Affiliates’ employees, agents, consultant and clinical investigators only make use of the Disclosing Party’s Confidential Information for the purposes expressly authorized or contemplated by this Agreement.

6.2

Disclosure to Third Parties. Neither Party shall, except with the express prior written consent of the Disclosing Party, disclose any Confidential Information of the Disclosing Party to any person or entity other than its and its Affiliates’ officers, directors, employees, agents, consultants, sublicensees and Subcontractors who need to know such information for the purposes of this Agreement and who are bound by a written confidentiality agreement not less stringent than the terms of this Agreement or by professional rules of secrecy.

6.3	Exceptions. The above confidentiality obligations shall not apply to information which, as can be established by the Receiving Party,

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a)	was rightfully communicated to the Receiving Party from a Third Party who had the right to disclose such information without restriction;

b)	was already in the public domain or subsequently entered the public domain through no fault of the Receiving Party and its Affiliates; or

c)

was already known by the Receiving Party or its Affiliates before the effective date of this Agreement or developed independently by the Receiving Party or its Affiliates without reference to or reliance upon Confidential Information provided by the Disclosing Party.

6.4

Permitted Disclosures. Notwithstanding the provisions of Section 6.1, the Receiving Party may disclose Confidential Information of the Disclosing Party as expressly permitted by this Agreement, or if and to the extent such disclosure is reasonably necessary in the following instances:

a)

disclosure pursuant to any Applicable Law or legal, regulatory or stock exchange requirement, provided that the Receiving Party shall wherever possible provide prior written notice of such disclosure to the Disclosing Party and take reasonable and lawful actions to avoid or minimize the degree of disclosure. The Parties agree that nothing in this Section 8.4 is intended to require a Party to not comply with any Applicable Law; or

b)

disclosure solely to the extent reasonably necessary in a patent application claiming Foreground IP made hereunder in accordance with Section 5.5, to be filed with any patent office, provided that the Party filing the patent shall provide at least [***] prior written notice of such disclosure to the other Party, obtain the other Party’s prior written consent, which shall not be unreasonably withheld or delayed, and take reasonable and lawful actions to avoid or minimize the degree of disclosure.

6.5

Prior Confidentiality Agreement. As of the Effective Date, this Agreement terminates, supersedes and replaces the Prior Confidentiality Agreement with respect to information disclosed thereunder. Nothing herein shall release either Party for any liability incurred under the Prior Confidentiality Agreement prior to the Effective Date.

6.6

Terms of the Agreement. Affimed and Artiva shall not disclose the existence of nor any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except as required by Applicable Law or to comply with rules of a securities exchange or regulatory authority, in which case the Disclosing Party shall to the extent possible provide notice to the other Party and take reasonable and lawful actions to avoid or minimize the degree of such disclosures. Notwithstanding the foregoing, each Party may disclose the existence of and terms and conditions of this Agreement, without such consent, to advisors, existing and potential investors, licensors, licensees, assignees and/or acquirers on a need to know basis under circumstances that reasonably ensure the confidentiality thereof.

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6.7

Publications. Neither Party shall make any scientific publication or similar scientific disclosure in relation to the Combination Product without the prior written consent of the other Party (which shall not be unreasonably withheld or delayed). Each Party shall submit copies of each such proposed publication or presentation to the other Party at least [***] in advance of submitting such proposed publication or presentation to a publisher or other Third Party. Such other Party shall have the right to review, comment on and approve each such proposed publication or presentation for accuracy and to ascertain whether such Party’s Confidential Information is being inappropriately utilized and/or released. The non-publishing Party shall have the right to remove any of its Confidential Information prior to submission for publication or presentation. The publishing Party shall redact or otherwise modify the proposed publication or presentation to remove any such Confidential Information of the other Party and provide the final manuscript of the publication or presentation to the non-publishing Party for release (such release not to be unreasonably withheld or delayed). If the non-publishing Party fails to notify the publishing Party during the [***] period set forth above, the publishing Party may proceed with the proposed publication or presentation. At the request of the non-publishing Party, any publication may be delayed up to [***] to enable the non-publishing Party to secure adequate intellectual property protection of its confidential information that would otherwise be affected by the publication.

6.8

Disclosures and Press Release. Neither Party may disclose the existence of this Agreement to a Third Party, even under confidentiality, until the Parties agree on the timing of a disclosure. Furthermore, the Parties will also issue a joint press release regarding this Agreement and shall mutually agree on the timing and content of such press release. Subject to any disclosure required by applicable law or administrative order, neither Party shall issue a press release or make any public disclosure regarding the existence and content of this Agreement without prior written approval from the other Party.

7.	Governance

7.1

Alliance Managers. Each Party shall appoint a person to coordinate its part of the activities under this Agreement (each, an Alliance Manager). The Alliance Managers shall be the primary contact between the Parties with respect to all activities performed under this Agreement and shall be responsible for overseeing the operation of the collaboration. The Alliance Managers will meet in person or per telephone or video conference as necessary to fully comply with their responsibilities. They shall report to the Steering Committee. Either Party may change its Alliance Manager upon written notice to the other Party. The Alliance Managers shall have no authority to amend or modify the terms and conditions of any Preclinical Assessment Plan or of this Agreement.

7.2

Steering Committee. Within [***] following the Effective Date, the Parties shall establish a steering committee (the Steering Committee). The Steering Committee shall have a total of [***] or more members. [***] or more of such members shall be appointed by Affimed, and [***] or more such

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members shall be appointed by Artiva. For clarity, either Party may appoint the equal number of members. Each Steering Committee member shall have sufficient authority to ensure acceptance and execution of Steering Committee decisions within its organization. Each Party may appoint substitutes or alternates for its Steering Committee members at any time by written notice to the other Party. The Parties may mutually agree to change the size of the Steering Committee at any time.

7.3

Meetings. Meetings of the Steering Committee shall be scheduled from time to time by mutual agreement of the Parties or upon request of one Party, but in no event less than once every [***] The meetings may be held in person, per telephone or video conference. The Parties shall alternate in hosting the Steering Committee meetings. The Alliance Manager of the Party hosting any Steering Committee meeting shall attend the meeting and record the minutes of the meeting in writing. Such minutes shall be circulated to the other Party’s Alliance Manager no later than [***] following the meeting for review, comment and approval of the other Party. If no comments are received within [***] of the receipt of the minutes by a Party, unless otherwise agreed, they shall be deemed to be approved by such Party. Furthermore, if the Parties are unable to reach agreement on the minutes within [***] of the applicable meeting, the sections of the minutes that have been mutually agreed between the Parties by that date shall be deemed approved and, in addition, each Party shall record in the same document its own version of those sections of the minutes on which the Parties were not able to agree. Each Party may invite other of its relevant employees or consultants to a Steering Committee meeting as non-voting observers, provided that (i) such Party must provide the other Party with advance written notice identifying each such observer and such other Party has no reasonable objection to such observers, and (ii) such Party shall ensure that such observers are bound by written obligations relating to confidentiality and intellectual property that are consistent with this Agreement. Each Party shall be responsible for all travel and related costs and expenses for its members to the Steering Committee and other representatives to attend meetings of, and otherwise participate on, the Steering Committee.

7.4

Responsibilities of the Steering Committee. The Steering Committee shall be responsible for directing, coordinating and supervising the Preclinical Assessment activities of the Parties hereunder. In particular, the Steering Committee shall:

a)	review and approve strategies for the Preclinical Assessments of any Combination Products;

b)	review and approve the Preclinical Assessment Plan and Budgets, and authorize necessary amendments thereto;

c)	determine whether a Preclinical Assessment Plan has been completed with respect to each Development Candidate;

d)	monitor the conduct, progress and results of each Party’s activities under the Preclinical Assessment Plans;

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e)	agree in advance, review and approve the Costs that the Parties are entitled to incur under the Preclinical Assessment Plans; and

f)	serve as the initial forum for the settlement of disputes or disagreements;

g)	selection and designation of Collaboration Targets;

h)	selecting the Lead IP Party for prosecution of Joint IP under Section 5.5.3.

The Steering Committee shall have no authority to amend or modify the terms and conditions of this Agreement.

7.5

Decisions of the Steering Committee. At least [***] appointed by each Party shall be present at or shall otherwise participate in each Steering Committee meeting. Each Party has one vote in the decisions of the Steering Committee. Decisions of the Steering Committee shall be unanimous. If the members of the Steering Committee cannot agree on a particular issue, such issue shall be escalated pursuant to Section 11.3. Other communications between or among any members of the Steering Committee outside of a Steering Committee meeting shall not be deemed to constitute a Steering Committee decision unless incorporated in meeting minutes, nor shall any decision of the Steering Committee outside its authority be deemed binding on either Party.

8.	Representations and Warranties

8.1	Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

a)	it is duly organized and validly existing under the laws of the jurisdiction of its incorporation, and it has the legal right and authority to enter into this Agreement;

b)

this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement as well as the licenses granted hereunder do not conflict with any agreement, instrument or understanding, oral or written, to which such Party may be bound;

c)

it has obtained or will obtain written agreements from each of its employees, consultants, and contractors who perform activities under the Preclinical Assessment Plan pursuant to this Agreement, which agreements will obligate such persons to obligations of confidentiality and non-use and to assign Foreground IP in a manner consistent with the provisions of this Agreement; and

d)	it has not been debarred by any Regulatory Authority or is, to the best of its knowledge, the subject of any debarment proceedings of any Regulatory Authority;

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8.2	Affimed Representations and Warranties. Affimed represents and warrants that as of the Effective Date:

a)	it has the right to grant the licenses granted herein; and

b)	it Controls the Affimed Compounds.

8.3	Artiva Representations and Warranties. Artiva represents and warrants that as of the Effective Date:

a)	it has the right to grant the licenses granted herein; and

b)	it Controls the Artiva Cell Products.

8.4	Mutual Covenants.

8.4.1

In the course of conducting the Preclinical Assessment Plans hereunder, neither Party nor its Affiliates shall use any employee or consultant who has been debarred by any Regulatory Authority, or, to such Party’s or its Affiliates’ knowledge, is the subject of debarment proceedings by a Regulatory Authority. Each Party shall notify the other Party promptly upon becoming aware that any of its or its Affiliates’ employees or consultants has been debarred or is the subject of debarment proceedings by any Regulatory Authority.

8.4.2

Each Party and its Affiliates shall comply in all material respects with all Applicable Laws (including all anti-corruption and anti-bribery laws) in relation to the conduct of the Preclinical Assessment Plans and performance of its obligations under this Agreement.

8.5

Disclaimers. The Parties acknowledge and agree that the Preclinical Assessments be conducted under this Agreement are experimental in nature, and that neither Party can guarantee a successful outcome thereof. Except as expressly provided in this Agreement, the Know-how, Confidential Information and Intellectual Property Rights provided by each Party are provided “as is” and except as otherwise expressly set forth herein, neither Party makes any representations or extends any warranties of any kind, either express or implied, to the other Party, and each Party hereby disclaims all implied warranties, including warranties of merchantability, fitness for a particular purpose or non-infringement.

9.	Indemnification / Limitation of Liability.

9.1	Indemnification for Third Party Claims.

9.1.1

Indemnification by Affimed. Affimed shall defend, indemnify and hold harmless Artiva, its Affiliates, and its and their employees, directors, Subcontractors and agents from and against any loss, damage, reasonable costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, Losses) incurred in connection with any claim, proceeding, or investigation by a Third Party arising out or caused by (a) any negligence or willful misconduct of Affimed (or any of its Affiliates,

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or its and their employees, directors, Subcontractors or agents); or (b) any breach by Affimed of any of its representations and warranties or any other covenants or obligations of Affimed under this Agreement, except to the extent such Losses have been caused by circumstances which are subject to the indemnification by Artiva to Affimed pursuant to Section 9.2.2.

9.1.2

Indemnification by Artiva. Artiva shall defend, indemnify and hold harmless Affimed, its Affiliates, and its and their employees, directors, Subcontractors and agents from and against all Losses incurred in connection with any claim, proceeding, or investigation by a Third Party arising out or caused by (a) any negligence or willful misconduct of Artiva (or any of its Affiliates, or its and their employees, directors, Subcontractors or agents); or (b) any breach by Artiva of any of its representations and warranties or any other covenants or obligations of Artiva under this Agreement, except to the extent such Losses have been caused by circumstances which are subject to the indemnification by Affimed to Artiva pursuant to Section 9.2.1.

9.1.3

Procedure. The indemnified Party shall give the indemnifying Party prompt notice of any such Third Party claim or lawsuit (including a copy thereof) served upon it (provided, however, that any failure or delay to notify shall not excuse any obligation of the indemnifying Party except to the extent the indemnifying Party is actually prejudiced thereby) and shall fully cooperate with the indemnifying Party and its legal representatives in the investigation of any matter the subject of indemnification. The indemnifying Party shall have the exclusive ability to defend or settle any such claim or lawsuit, provided that the indemnifying Party shall not enter into any settlement agreement that admits fault, wrongdoing or damages with a claimant without the prior written consent of the Party seeking indemnification, which consent shall not be unreasonably withheld or delayed. The indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the indemnifying Party, provided that the indemnifying Party shall have no obligations with respect to any claims resulting from the indemnified Party’s admission, settlement or other communication without the prior written consent of the indemnifying Party.

9.2

LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY (OR ANY OF ITS AFFILIATES OR SUBCONTRACTORS) BE LIABLE TO THE OTHER PARTY, NOR SHALL ANY INDEMNIFIED PARTY HAVE THE RIGHT TO RECOVER, ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR OTHER SIMILAR DAMAGES OR ANY PUNITIVE DAMAGES OR ANY LOST PROFIT, LOST SALE OR LOST OPPORTUNITY DAMAGES (WHETHER SUCH CLAIMED DAMAGES ARE DIRECT OR INDIRECT), WHETHER ARISING DIRECTLY OR INDIRECTLY OUT OF (A) THE MANUFACTURE OR USE OF ANY PROPRIETARY COMPOUND SUPPLIED HEREUNDER OR (B) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF

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THIS AGREEMENT OR ANY REPRESENTATION, WARRANTY OR COVENANT CONTAINED IN OR MADE PURSUANT TO THIS AGREEMENT, EXCEPT THAT SUCH LIMITATION SHALL NOT APPLY TO DAMAGES PAID OR PAYABLE TO A THIRD PARTY BY AN INDEMNIFIED PARTY FOR WHICH THE INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER OR WITH RESPECT TO DAMAGES ARISING OUT OF OR RELATED TO A PARTY’S BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT WITH RESPECT TO USE, DISCLOSURE, LICENSE, ASSIGNMENT OR OTHER TRANSFER OF CONFIDENTIAL INFORMATION OR JOINT IP.

10.	Term and Termination

10.1

Term. This Agreement shall become effective on the Effective Date and shall continue until all Preclinical Assessment Plans have been completed and any related Option Periods have expired, unless terminated earlier in accordance with the provisions of this Section 10 (the Term).

10.2	Termination for Cause. Either Party may terminate this Agreement at any time by written notice to the other Party with immediate effect if:

a)

the other Party materially breaches any material provision of this Agreement and fails to cure such breach within [***] following its receipt of written notice thereof from the terminating Party; provided, however, that in the event of a good faith dispute with respect to the existence of a material breach, this Agreement shall not be terminated unless it is finally determined under Section 10.3 that this Agreement was materially breached, and, the breaching Party fails to cure such breach within [***] after such determination. Except as set forth in section 10.4, a delay of the timelines as agreed in the Preclinical Assessment Plan (or as modified by the Steering Committee and memorialized in written JSC minutes) by [***] or more is considered a material breach of this Agreement.

b)

the other Party becomes insolvent, is compelled to file bankruptcy or is determined otherwise imminently subject to control by a bankruptcy trustee or its equivalent to the laws of the jurisdiction in which such Party is doing business. Notwithstanding the foregoing, the Parties intend for this Agreement and the licenses granted herein to remain in full force and effect so long as the non-insolvent Party remains in material compliance with the terms and conditions hereof;

c)

either Party determines to withdraw any applicable Regulatory Approval for its Proprietary Compound or to discontinue development of its Proprietary Compound, for medical, scientific or legal reasons; or

d)	any Regulatory Authority takes any action, or raises any objection, that prevents (i) the terminating Party from supplying its Proprietary Compound for the purposes of this Agreement.

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10.3	Termination in the Event of a Change of Control. [***]

10.4	Effect of Expiration and Termination

10.4.1

The termination or expiration of this Agreement shall not affect the rights and obligations of the Parties accruing prior to such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or under Applicable Law with respect to any breach of this Agreement.

10.4.2

Upon termination or expiration of this Agreement for any reason, save as expressly provided herein, all rights and obligations of the Parties and all licenses granted hereunder (and all sublicenses granted to such licenses by a Party hereunder) will immediately cease and terminate; provided that if a termination is not for this Agreement in its entirety, then the scope of such termination shall be limited to the particular Combination Product terminated.

10.4.3

In the event of termination or expiration of this Agreement, the Parties shall promptly return to one another or destroy all Confidential Information of the other Party and all copies and embodiments thereof (except that the Receiving Party shall have the right to retain one copy in its confidential files for record keeping purposes, provided, however, retention of electronic copies of Confidential Information maintained pursuant to regular electronic data archiving and record retention policies and practices that apply to its own general electronic files and information shall not be deemed to be a violation of this Agreement so long as such electronic files are (a) maintained only on centralized storage servers (and not on personal computers or devices), (b) not accessible by any of its personnel (other than its information technology specialists), and (c) are not otherwise accessed subsequently except with the written consent of the disclosing Party or as required by law or legal process) and other materials created under this Agreement that are in a Party’s or its Affiliates’ or Subcontractors’ possession or control in respect of the Combination Products.

10.4.4

Subject to Section 10.4.2 above, in the event that this Agreement is terminated, each Party in possession of Proprietary Compound of the other Party shall, at such other Party’s sole discretion, promptly either return or destroy all such Proprietary Compound pursuant to the other Party’s instructions. If the other Party requests that the Party in possession of such other Party’s Proprietary Compound destroys the Proprietary Compound, the Party in possession of such other Party’s Compound shall provide written certification of such destruction.

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10.4.5

Subject to Section 10.4.2 above, upon receipt by either Party of a termination notice of this Agreement, the Parties shall agree in good faith on a wind-down plan for Preclinical Assessment studies in a reasonable manner that avoids incurring any additional expenditures or non-cancellable obligations.

10.4.6

The following Sections shall survive termination or expiration of this Agreement: 1, 3.6 (for a duration of the longer of (i) [***] or (ii) as required by Applicable Law), 5.1, 5.2, 5.4, 5.5, 5.6, 5.7, 6, 8, 9, 10.3, 10.4, 10.5, and 11.

10.5

Force Majeure. No Party (or any of its Affiliates) shall be held liable or responsible to the other Party (or any of its Affiliates), or be deemed to have defaulted under or breached the Agreement, for failure or delay by such Party in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party (or any of its Affiliates), including fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, epidemics or pandemics, acts of God, earthquakes, or omissions or delays in acting by any Governmental Authority (collectively, Events of Force Majeure); provided, however, that the affected Party shall promptly inform the other Party of the existence of such Event of Force Majeure and shall use all commercially reasonable efforts to eliminate, cure or overcome any such Event of Force Majeure and to resume performance of its obligations promptly. Notwithstanding the foregoing, to the extent that an Event of Force Majeure continues for a period in excess of [***], the affected Party shall promptly notify in writing the other Party of such continued Event of Force Majeure and within [***] of the other Party’s receipt of such notice, the Parties shall negotiate in good faith either (i) a resolution of the Event of Force Majeure, if possible, (ii) an extension by mutual agreement of the time period to resolve, eliminate, cure or overcome such Event of Force Majeure, (iii) an amendment of this Agreement to the extent reasonably possible, or (iv) an early termination of this Agreement. If a solution under (i) to (iv) has not been reached after [***] of the other Party’s receipt of such notice, then the Party not affected shall be entitled to give notice to the affected Party to terminate this Agreement, specifying the date (which shall not be less than [***] after the date on which the notice of termination is given) on which termination will take effect. Such a termination notice shall be irrevocable, except with the consent of both Parties, and upon termination the provisions of Section 10.3 shall apply.

11.	General Provisions

11.1

Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties to the other shall be in writing and addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor, and shall be effective upon receipt by the addressee.

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If to Affimed:	Affimed GmbH
Attention: Chief Executive Officer
Im Neuenheimer Feld 582
69120 Heidelberg
Germany

With a copy to
Affimed GmbH
Attention: General Counsel
Im Neuenheimer Feld 582
69120 Heidelberg
Germany

If to Artiva:	Artiva Biotherapeutics, Inc.
Attention: Chief Executive Officer
4747 Executive Drive #1150
San Diego, CA 92121
USA
With a copy to [***]

11.2	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, USA, without regard to the conflicts of law principles thereof.

11.3

Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, including any such controversy or claim involving Affiliates of any Party (each, a Dispute) shall be resolved as set forth in this Section 11.3.

11.3.1

Escalation. Either Party may deliver written notice of a Dispute to the other Party. Thereafter, the Dispute will be discussed within the Steering Committee. In the event any Dispute remains unresolved by the discussions within the Steering Committee for more than [***] after the Dispute first being raised by either Party in writing to the other Party, such Dispute shall be brought to the attention of the [***] of Affimed and the [***] of Artiva, who shall attempt to resolve the Dispute in good faith within additional [***] If, following this subsequent [***]-day period, the Dispute remains unresolved, Section 11.3.2 shall apply.

11.3.2

Dispute Resolution. Following the process set forth in Section 11.3.1, if the Dispute remains unresolved, such Dispute shall be brought in the state courts and the Federal courts for New York, New York, and the parties hereby consent to the personal jurisdiction and exclusive venue of these courts.

11.4

Assignment. Except as otherwise expressly provided under this Agreement, neither Party may assign or otherwise transfer this Agreement or any right or obligation hereunder (whether voluntarily, by operation of law or otherwise), without the prior express written consent of the other Party; provided however,

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that (i) either Party shall be permitted to effect such an assignment or transfer to any of its Affiliates without the consent of the other Party, provided that the assigning Party shall remain liable and responsible to the non-assigning Party for the performance and observance of all such duties and obligations of such Affiliate, and (ii) in the event a Party is acquired or is to be acquired by a Third Party by merger, acquisition, or the sale of substantially all of the assets of the relevant division of such Party, then such Party may effect such an assignment or transfer to such acquiring third party without the consent of the other Party, provided that the other Party may terminate this Agreement pursuant to Section 10.3. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any purported assignment or transfer in violation of this Section 11.4 shall be null and void.

11.5

Subcontracting. Each Party shall have the right to delegate any portion of its obligations hereunder as follows: (a) to such Party’s Affiliates; (b) to the extent related to the manufacture and supply of such Party’s Proprietary Compound; and (c) upon approval of the Steering Committee, which shall not be unreasonably withheld or delayed. Any and all Third Parties to whom a Party delegates any of its obligations hereunder are referred to as Subcontractors. Notwithstanding any delegation of its obligations hereunder, each Party shall remain solely and fully liable for the performance of its Affiliates and Subcontractors to which such Party delegates the performance of its obligations under this Agreement. Each Party shall ensure that each of its Affiliates and Subcontractors performs such Party’s obligations pursuant to the terms of this Agreement. Each Party shall use commercially reasonable efforts to obtain and maintain copies of documents relating to the obligations performed by such Affiliates and Subcontractors that are required to be provided to the other Party under this Agreement.

11.6	Construction. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any Party.

11.7

Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

11.8	Headings. The captions to the sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the sections hereof.

11.9

Independent Contractors. Each Party hereby acknowledges that the Parties shall be independent contractors. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of the other Party to do so.

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11.10

Waiver. The waiver by a Party of any right hereunder, or of any failure to perform or breach by the other Party hereunder, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by the other Party hereunder whether of a similar nature or otherwise.

11.11

Modification. This Agreement (including the attached Annexes) shall not be modified without the prior written consent of each Party. In the event that the terms of any Annex are inconsistent with the terms of this Agreement, this Agreement shall control, unless otherwise explicitly agreed to in writing by the Parties.

11.12

Entire Agreement. This Agreement (including the attached Annexes) contains the entire understanding of the Parties with respect to the subject matter hereof. All other express or implied representations, agreements and understandings with respect to the subject matter hereof, either oral or written, heretofore made are expressly superseded by this Agreement.

11.13

Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument. Signing and delivery of this Agreement may be evidenced by a email/facsimile/telecopier transmission of the signed signature page to the other Party.

[End of Agreement – Signatures on the following page]

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IN WITNESS WHEREOF, authorized representatives of the Parties have duly executed this Agreement as of the Effective Date.

Affimed GmbH

By:	/s/ Dr. Adi Hoess
	Name:	Dr. Adi Hoess
	Title:	Chief Executive Officer
	Date:	11/5/2020

By:	/s/ Dr. Wolfgang Fischer
	Name:	Dr. Wolfgang Fischer
	Title:	Chief Operations Officer
	Date:	11/5/2020

Artiva Biotherapeutics, Inc.

By:	/s/ Thomas J. Farrell
	Name:	Thomas J. Farrell
	Title:	President & CEO
	Date:	11/5/2020

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Annex 1

[***]

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